SAB Biotherapeutics European Association for the Study of Diabetes 60th Annual Meeting INNODIA SYMPOSIUM Madrid, Spain September 9, 2024 © 2024 SAB BIOTHERAPEUTICS, INC. EXHIBIT 99.2

Protecting Pancreatic Beta Cells with Multi-target Immunotherapy: SAB-142 © 2024 SAB BIOTHERAPEUTICS, INC.

Forward-Looking Statements The material in this presentation has been prepared by SAB Biotherapeutics, Inc. (“SAB”) and is general background information about SAB’s activities current as of the date of this presentation. This information is given in summary form and is not intended to be complete. Information in this presentation, including financial forecasts, should not be considered advice or a recommendation to investors or potential investors in relation to holding, purchasing, or selling securities or other financial products or instruments and does not take into account any particular investment objectives, financial situation or needs. This presentation may contain forward-looking statements including statements regarding our intent, belief, or current expectations with respect to SAB’s businesses and operations, market conditions, results of operations and financial condition, capital adequacy, specific provisions, and risk management practices. Readers are cautioned not to place undue reliance on these forward-looking statements. SAB does not undertake any obligation to update any information herein for any reason or to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events unless required by law. While due care has been used in the preparation of forecast information, actual results may vary in a materially positive or negative manner and the presentation may contain errors or omissions. Forecasts and hypothetical examples are subject to uncertainty and contingencies outside SAB’s control. Past performance is not a reliable indication of future performance. The forward-looking statements contained or implied in this presentation are subject to other risks and uncertainties, including those discussed under the heading "Risk Factors" in SAB’s most recent Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) and in other filings that SAB makes with the SEC.   Unless otherwise specified, information is current at the date hereof. The SAB logo and other trademarks of SAB appearing in this presentation are the property of SAB. All other trademarks, services marks, and trade names in this presentation are the property of their respective owners. © 2024 SAB BIOTHERAPEUTICS, INC.

SAB-142 Value: Fully Human Multi-target Immunotherapy SAB-142 is the first and only fully human multi-target, multi-epitope biologic  to enable safe and reliable dosing over a patient’s lifetime to delay onset and/or progression of Type 1 Diabetes © 2024 SAB BIOTHERAPEUTICS, INC.

Multi-target capability in a single therapeutic Natural multi-epitope targeted hIgG selected and produced in vivo  Ability to target multiple T1D disease pathways at once Specifically driven high-potency titers and avidity Potential for better safety & reliable re-dosing due to low risk for immunogenicity and lack of serum sickness Natural mixture of many human immunoglobulins that bind to multiple epitopes is regulated as a single product SAB-142 Human Anti-Thymocyte Immunoglobulin: Next Generation of Biologics Key product differentiators vs monoclonal antibodies, animal biologics, or small molecule modalities TARGET pathway 1 TARGET pathway 2 TARGET Pathway 1 TARGET Pathway 2 © 2024 SAB BIOTHERAPEUTICS, INC.

Complex Pathophysiology of T1D Demands Multi-Target Approach

Identical in vitro Binding vs Thymoglobulin

SAB-142 vs. Rabbit THYMO-AF488



Thymoglobulin
Anti-thymocyte Globulin (Rabbit)
Q9
0
Q10
99.7
Q12
0.049
Q11
0.26
SAB-142

SAB-142 Preserves Treg Cells

CD8 T Cells - Reduction



Live CD8+ cells
% relative to hIgG;± SEM
120%
100%
80%
60%
40%
20%
0%
10ug-hIgG
1ug-SAB
5ug-SAB
10ug-SAB
10ug-Rb-ATG

* Indicates $p<0.05$ compared to negative control hIgG

Treg Cells – No Change



Live CD4+CD25+Foxp3+
% cells relative to hIgG;±SEM;(n=18)
140
120
100
80
60
40
20
0
hIgG
Rb-ATG
SAB-ATG
10 µg/ml

© 2024 SAB BIOTHERAPEUTICS, INC.
6

SAB-142 Production is Similar to Thymoglobulin® © 2024 SAB BIOTHERAPEUTICS, INC. rpAbs hpAbs Thymocytes Thymocytes Rabbit Immunization Rabbit Antibody Production Plasma Collection Purification Rabbit Antibodies SAB-142 Anti-Thymocyte Globulin (Human)

Serum Sickness Associated with Heterologous Biologics Pathophysiology and treatment Serum sickness is a type III hypersensitivity reaction that is induced by administration of foreign proteins Mediated by immune complex deposition, which leads to complement activation and recruitment of neutrophils by interaction of immune complexes with Fc immunoglobulin G (IgG) receptors Circulating immune complexes result in blotchy rash, peripheral edema, join pain, nephrotoxicity, vasculitis classically seen with serum sickness Typically managed with systemic steroids administered over several days Clinical Pathology © 2024 SAB BIOTHERAPEUTICS, INC.

SAB-142 Offers Several Distinct Advantages Over Thymoglobulin® Majority of patients develop grade 3-4 serum sickness Safety Efficacy No serum sickness due to fully human product Lower half-life and inability to re-dose due to anti-drug antibodies No immunogenicity allows safe and reliable re-dosing DiversitAb™ antibodies Safety & Immunogenicity  Database in >700 Subjects* ZERO Subjects with Serum Sickness ZERO Subjects with neutralizing ADA Safe and reliable Re-dosing with SAB-142 SAB-142 * Total patients dosed across multiple DiversitAb™ products © 2024 SAB BIOTHERAPEUTICS, INC.

HUMAN Clinical Trial STUDY DESIGN Phase 1: First in Human, Randomized, Double-Blind, Placebo-controlled, Single Ascending Dose trial in healthy volunteers with adaptation to patients with T1D SAB-142 doses: 0.03mg/kg, 0.1, 0.5, 1.5 & 2.5mg/kg ENDPOINTS Primary end point: Acute (serum sickness, CRS) and long-term (rate of infections) safety Secondary end points: pharmacokinetics, pharmacodynamics, immunogenicity/ADA Major outcomes: Validate safety superiority based on the anticipated 0% of serum sickness and nAbs Validate MoA of SAB-142 in humans Proof of Biological Activity (POBA):  change vs baseline in PD markers such as CD3, CD8, CD4, CD4/CD8 ratio, Tregs, and other subsets compared to rATG (cross study) © 2024 SAB BIOTHERAPEUTICS, INC. Fully HUman Anti-Thymocyte Biologic in First-in-MAN

Established Differentiated Safety Profile of SAB-142 to Allow Safe and Reliable Dosing: Proven No Serum Sickness Study Progress Completed all planned HV cohorts Completed dosing with 2.5mg/kg of SAB-142, preliminary target dose Established differentiated safety profile to allow safe and reliable dosing: proven no serum sickness Completed all planned HV cohorts © 2024 SAB BIOTHERAPEUTICS, INC - CONFIDENTIAL.

SAFEGUARD Trial: Global Collaboration Across Key T1D Centers United States (FDA)  United Kingdom (MHRA)   Europe (EMA) Australia (TGA) SAFety and Efficacy of human anti-thymocyte immunoGlobUlin  SAB-142 ARresting progression of type 1 Diabetes SAFEGUARD © 2024 SAB BIOTHERAPEUTICS, INC. Filed in US and ex-US 4 INDs , 1 CTA,  & 1 CTN 8 Clinical Trials Span from Phase 1 to Phase 3 across 3 indications

SAFEGUARD Study Design A Phase 2B, Randomized, Double-Blind, Placebo-Controlled, Dose-Ranging Study Evaluating the Efficacy and Safety of SAB-142 for the delay of progression of Type 1 Diabetes in new/recent onset Stage 3 T1D patients  © 2024 SAB BIOTHERAPEUTICS, INC.

Questions? Contact us @ SAFEGUARD@sab.bio www.safeguardstudy.com www.safeguardt1dtrial.net © 2024 SAB BIOTHERAPEUTICS, INC.